UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2011
Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	1-33732	42-572539

(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1410 St. Georges Avenue, Avenel, New Jersey	07001

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (732) 499-7200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Item 9.01. Financial Statements and Exhibits
SIGNATURES

Explanatory Note
This Form 8-K/A is being filed as an Amendment (“Amendment No. 1) to the Current Report on Form 8-K filed by Northfield Bancorp. Inc. (the “Company”) with the U.S. Securities and Exchange Commission on May 26, 2011. The purpose of this Amendment No. 1 is to disclose the Company’s decision as to how frequently it will conduct future stockholder advisory votes regarding compensation awarded to its named executive officers.
Item 5.07 Submission of Matters to a Vote of Security Holders
On May 25, 2011, at the Company’s 2011 Annual Meeting of Stockholders, the stockholders cast their votes with respect to the advisory vote on the frequency of future stockholder votes to approve, on an advisory basis, the compensation paid to the Company’s named executive officers.
After considering the stockholder voting on this matter, in which the choice receiving the highest number of votes was “three years”, the Company’s Board of Directors has determined that it will hold future stockholder advisory votes on executive compensation every three years, in accordance with the vote of its stockholders, until the next required vote of the Company’s stockholders on the frequency of stockholder advisory votes on executive compensation.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Not Applicable
     Exhibit No.            Exhibit
     None

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: September 30, 2011	By:	/s/ Steven M. Klein
Steven M. Klein
Chief Operating Officer and Chief Financial Officer